Warner Music Group Corp.

Power of Attorney
To Sign and File
Section 16 Reporting Forms

The undersigned hereby constitutes and
appoints PAUL M. ROBINSON or TRENT N.
 TAPPE  and each of them,
 his true and lawful attorneys-in-fact
 and agents, with full power to act without the others for him, and in his name, place and stead, in any capacities, to sign and file
 on his behalf any and all Forms 3, 4 and 5 relating to equity securities of Warner
 Music Group Corp., a Delaware corporation (the
"Company"), pursuant to the requirements
 of Section 16 of the Securities Exchange Act of 1934 ("Section 16"), hereby granting unto said attorneys-in-fact and agents, and each
of them, full power and authority to do
 and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by
virtue hereof.  This Power of Attorney, unless
 earlier revoked by the undersigned in
writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has
 executed this Power of Attorney this
16th day of September, 16 2008.


		By:_/s/ Steve J. Macri
		Name:  Steve J. Macri